UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On June 16, 2008, the Board of Directors (“Board”) of PPL Corporation (“PPL” or the “Company”) elected Stuart E. Graham a director of the Company, effective July 1, 2008, for a term expiring at the Company’s Annual Meeting of Shareholders in 2010.  No determination has yet been made as to the committees of the Board on which Mr. Graham will or is expected to serve.

From 2002 until his retirement in April 2008, Mr. Graham served as President and Chief Executive Officer of Skanska AB, a Sweden-based construction company engaged in large-scale construction projects on a worldwide basis.  From 2001 to 2002, Mr. Graham served as Executive Vice President and a member of the Senior Executive Team of Skanska AB, responsible for business units in the United States, United Kingdom, Hong Kong and South America.

Mr. Graham is a member of the Board of Directors of Securitas AB, a provider of security for businesses, listed on the Stockholm stock exchange.  Mr. Graham will also continue to serve as chairman of Skanska USA.  Mr. Graham is 62 years of age.  There have been no related-person transactions between the Company and Mr. Graham that were required either to be approved under the Company’s related-person transaction policy or reported under the Securities and Exchange Commission’s related-person transaction rules.

In accordance with a revision to the provisions of the standard annual retainer paid to directors of the Company, adopted by the Board on June 16, 2008 (as more fully described below), as compensation for his services as a director, Mr. Graham will receive the standard annual retainer, pro rated for the portion of 2008 that he serves as a director, of $141,400, of which $96,400 is mandatorily allocated to a deferred stock account in the Company’s Directors Deferred Compensation Plan (“DDCP”) and $45,000 of which is paid in cash.

Change in Directors’ Compensation

On June 16, 2008, the Board revised the terms of the annual retainer paid to directors for service on the Board.  Prior to the effective date of this revision, the annual retainer for each director is equal to (a) $110,000, of which $65,000 is mandatorily allocated to a deferred stock account in the DDCP and $45,000 is paid in cash, and (b) upon a director’s first-time election to the Board, 7,000 deferred restricted stock units (“Special Stock Units”) mandatorily allocated to the director’s deferred stock account in the DDCP.  Special Stock Units are subject to a five-year restriction period and forfeiture in the event a director leaves the Board before the five-year restriction period lapses.

Effective June 16, 2008, the award of Special Stock Units to newly-elected directors is eliminated and the annual retainer will be increased to $141,400, of which $96,400 will be mandatorily allocated to the director’s deferred stock account in the DDCP and $45,000 of which will be paid in cash.  The new retainer terms will be applicable (i) to all new directors, including Mr. Graham, upon election, and (ii) to directors serving on June 16, 2008, beginning on January 1 of the year immediately following the year in which the restrictions on their Special Stock Units lapse.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On June 17, 2008, the Company issued a press release announcing Mr. Graham’s election.  A copy of that press release is furnished as Exhibit 99.1 to this Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1-	June 17, 2008 press release announcing the election of Stuart E. Graham as a director of PPL Corporation effective July 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  June 19, 2008